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                                                                EXHIBIT 10.12(b)

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT


          This First Amendment to Accounting and Administrative Services Agreement ("First Amendment") is effective as of this 17th day of June, 1996 (the "Effective Date") by and between Einstein Bros. Bagels, Inc., a Delaware corporation, (the "Company") and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                    RECITALS
                                    --------

          A. The Company and Boston Chicken are parties to that Amended and Restated Accounting and Administrative Services Agreement dated as of May 28, 1996 (the "Services Agreement").

          B. The Company and Boston Chicken mutually desire to amend certain provisions of the Services Agreement as set forth herein.

                                    COVENANTS
                                    ---------

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

          1.1 Amendment. The Services Agreement shall be amended as of the date hereof as follows:

               (1) Section 1.1 is hereby amended by deleting the introductory section thereof in its entirety and replacing it to read as follows:

          "Upon the terms and subject to the conditions set forth in this Agreement, BCI shall provide to EBBI for each retail bagel store location owned, operated, or franchised by EBBI or any subsidiary of EBBI (each a "Unit"), to EBBI as an entity, and to each area developer or business unit of EBBI as an entity (each an "Entity"), the following accounting services (the "Services"):"

               (2) Section 1.3 is hereby amended by deleting the last sentence thereof in its entirety and replacing it to read as follows:
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          "In the event that EBBI or other Entities and Units deviate from such policies, procedures, configurations, or standard chart of accounts, EBBI shall reimburse, or cause such other Entity and Unit to reimburse, BCI for all costs and expenses incurred as a result of such deviation."

               (3) Section 3.1 of the Services Agreement is hereby amended by deleting it in its entirety and replacing it to read as follows:

               3.1 In consideration of the Services and Admin. Items, EBBI agrees to pay, or to cause each other Entity to pay, to BCI accounting and administrative fees, as follows:

                    (a) a base fee for services to EBBI payable by EBBI for each four-week accounting period of BCI ("Accounting Period") of $30,000 (the "Base Fee") and a supplemental base fee for services to each other Entity payable by each other Entity to BCI for each Accounting Period of $4,500 per such entity (the "Supplemental Fee"), which fees may be increased cumulatively not more than 10% per fiscal year at the sole discretion of BCI effective upon written notice thereof;

                    (b) a unit fee for each Unit open and operating during all or any portion of such Accounting Period payable by EBBI or such other Entity, which unit fee shall depend on the number of Units directly owned by EBBI or such other Entity, and shall be equal to $850 per Accounting Period for each such directly owned Unit open and operating during all or any portion of such Accounting Period, until EBBI or the other Entity directly owning such Unit opens and operates twelve or more Units;

                    (c) after EBBI or the other Entity directly owning such Units opens its twelfth Unit and prior to the opening of the thirtieth Unit directly owned by EBBI or such other Entity, the fee payable by EBBI or such other Entity for each Accounting Period shall be the Base Fee or the Supplemental Fee, as applicable, plus $750 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

                    (d) after EBBI or the other Entity directly owning such Units opens its thirtieth Unit and prior to the opening of the fiftieth Unit directly owned by EBBI or such other Entity, the fee payable by EBBI or such Entity for each Accounting Period shall be the Base Fee or the Supplemental Fee, as applicable, plus $650 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

                    (e) after EBBI or the other Entity directly owning such Units opens its fiftieth Unit and prior to the opening of the hundredth Unit directly owned by EBBI or such other Entity, the fee payable by EBBI or such other Entity for each Accounting Period shall be the Base Fee or the Supplemental Fee, as applicable, plus $550 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

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                    (f) after EBBI or the other Entity directly owning such
Units opens its hundredth Unit and prior to the opening of the two hundredth Unit directly owned by EBBI or such other Entity, the fee payable by EBBI or such other Entity for each Accounting Period shall be the Base Fee or the Supplemental Fee, as applicable, plus $450 for each such directly owned Unit open and operating during all or any portion of such Accounting Period; and

                    (g) after EBBI or the other Entity directly owning such Units opens its two hundredth Unit and for all Units opened thereafter directly owned by EBBI or such other Entity, the fee payable by EBBI or such other Entity for each Accounting Period shall be the Base Fee or the Supplemental Fee, as applicable, plus $350 for each such directly owned Unit open and operating during all or any portion of such Accounting Period.

In the event that the Units and EBBI or the other Entity directly owning such Units meet certain reporting requirements, administrative procedure compliance requirements, and timeliness deadlines as BCI may establish and announce from time to time in its sole discretion, the unit fees set forth in (b) through (g), above shall be reduced for such complying Entity to $700, $600, $500, $400, $300, and $250, respectively.

               (4) Section 3.2 of the Services Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it to read as follows:

          "In addition to the payment of fees as specified in Section 3.1 of this Agreement, EBBI shall reimburse, or cause such other Entity or Unit to reimburse, BCI for all non-ordinary, out-of-pocket expenses incurred by BCI or its affiliates in connection with the Services and Admin. Items rendered by BCI hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees, payroll service fees, etc."

          2.1 Effect of Amendment. From and after the Effective Date, reference in the Services Agreement and all other documents executed pursuant to the Services Agreement (as each of the foregoing is amended hereby or pursuant hereto) to the Services Agreement shall be deemed to be references to the Services Agreement as amended hereby.

          3.1 Representations. To induce Boston Chicken to enter into this First Amendment, the Company represents to Boston Chicken as of the date hereof that this First Amendment has been duly authorized by all required action on the part of the Company, and this First Amendment has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

          4.1 Definitions; Ratification. Any term used but not defined herein or in the exhibits hereto shall have the meaning ascribed thereto in the Services Agreement. Except as expressly contemplated herein, the Services Agreement and all related certificates and other documents, are hereby ratified and confirmed and shall remain in full force and effect.

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          5.1  GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          6.1 Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but each of which together shall constitute but one and the same instrument.

          7.1 Headings. The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

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          IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective on the date provided herein.

BOSTON CHICKEN, INC.                EINSTEIN BROS. BAGELS, INC.



By:     /s/ Donald J. Bingle        By:   /s/ Paul A. Strasen
       -------------------------          ------------------------------

Title:      Vice President          Title:    Vice President
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